Exhibit 10.6

PURCHASE OPTION AGREEMENT

This PURCHASE OPTION AGREEMENT (this “Agreement”) is made as of November 7, 2022 (the “Effective Date”), by and among HFAKOH001 LLC, a Delaware limited liability company (“Landlord”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of the date hereof (the “Ground Lease”), relating to that certain real property described in Exhibit A attached hereto and made a part hereof (the “Property”);

WHEREAS, Landlord desires to give Tenant the right to purchase Landlord’s right, title, and interest in the Property, if any, pursuant to the terms and conditions hereof.

NOW THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase Option.

(a) Grant of Purchase Option. Landlord hereby grants Tenant the option to purchase Landlord’s right, title, and interest, if any, in the Property (the “Purchase Option”), subject to and in accordance with the terms and conditions of this Agreement.

(b) Term of Purchase Option. Tenant may only exercise the Purchase Option by providing written notice to Landlord during the period beginning on December 1, 2027 and ending on November 30, 2034 (the “Option Period”), which written notice shall state that Tenant irrevocably exercises its right to purchase the Property in accordance with the terms of this Agreement (such notice, the “Exercise Notice”); provided, however, that if any monetary Event of Default (as described in Section 23(i) of the Ground Lease) is continuing, Tenant shall not have the right to exercise the Purchase Option or issue any Exercise Notice, and any Exercise Notice issued by Tenant during the continuance of such monetary Event of Default shall be ineffective, null, and void. Tenant’s failure to deliver to Landlord an Exercise Notice during the Option Period shall result in an automatic termination of the Purchase Option without the need of any documentation thereof, but Tenant shall promptly execute and deliver any documents reasonably requested by Landlord to further evidence such termination.

(c) Option Closing. The closing of the conveyance of the Property to Tenant pursuant to Tenant’s exercise of the Purchase Option (the “Option Closing”) shall occur on the date that is thirty (30) days after Landlord’s receipt of a validly-issued Exercise Notice, or such earlier date as Landlord and Tenant may mutually agree (such date, the “Option Closing Date”). The Closing shall be conducted through a customary, New York style escrow arrangement between the parties and a nationally-recognized title insurance company selected by Landlord and reasonably approved by Tenant (the “Escrow Agent”), or such other place or manner as the parties hereto may mutually agree.

(d) Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be an amount equal to the result of the following formula: the then-current annual Base Rent under the Ground Lease divided by 0.075. The Purchase Price, as adjusted by the prorations and credits set forth in Section 1(e) below, shall be paid by Tenant to Landlord by wire transfer of immediately available funds on the Option Closing Date.

(e) Prorations; Closing Costs.

(i) As all items of income and expense are the responsibility of Tenant under the Ground Lease, and there shall be no prorations of taxes, assessments, utilities, or other expenses; provided, however, that Tenant shall receive a credit against the Purchase Price for any prepaid rents under the Ground Lease that are attributable to the period after the Option Closing Date.

(ii) At the Option Closing, Landlord shall pay: (1) one half of any customary escrow fees, (2) the recording costs for the removal of any mortgages, assignments of leases and rents, and financing statements arising through Landlord, and (3) Landlord’s attorneys’ fees. At the Option Closing, Tenant shall pay all other amounts necessary for the consummation of the Option Closing, including, without limitation (1) one half of any customary escrow fees, (2) the recording costs of any liens or encumbrances other than as described above, (3) Tenant’s attorneys’ fees, (4) all state, county, local, and municipal transfer taxes payable in connection with the conveyance of the Property at the Option Closing, (5) all fees and other amounts charged by any state, county, local, or municipal agency in connection with any requirements related to the recording of the Deed (as hereinafter defined) or the consummation of the transfer of the Property at the Option Closing, and (6) any surveys, title policies, or other due diligence reports or other deliverables undertaken by Tenant.

(f) Option Closing Documents.

(i) At the Option Closing, Landlord shall deliver to Tenant the following documents, executed and notarized as applicable:

(1) one (1) original deed in the form attached hereto as Exhibit B, from the Landlord to Tenant conveying the Property to Tenant, subject to all matters of record (the “Deed”);

(2) one (1) original termination of lease and memorandum of lease in the form attached hereto as Exhibit C (the “Lease Termination”);

(3) one (1) copy of an assignment of intangible property in the form attached hereto as Exhibit D (the “Assignment of Intangible Property”);

(4) one (1) copy of a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for the Option Closing as contemplated hereunder (the “Settlement Statement”);

(5) all transfer tax statements, declarations, residency certifications, filings, and notices as may be necessary or appropriate for purposes of recordation of the Deed; and

(6) an owner’s affidavit in a customary and reasonable form provided by Landlord.

(ii) At the Option Closing, Tenant shall deliver to Landlord the following, executed and notarized as applicable:

(1) the Purchase Price, as adjusted by the prorations and credits set forth in Section 1(e) above;

(2) one (1) original of the Lease Termination;

(3) one (1) copy of the Assignment of Intangible Property;

(4) one (1) copy of the Settlement Statement; and

(5) all transfer tax statements, declarations, residency certifications, filings, and notices as may be necessary or appropriate for purposes of recordation of the Deed.

(g) Conditions to Landlord’s Obligations. The obligation of Landlord to consummate the Option Closing shall be subject to the condition precedent of Tenant delivering all of the items required to be delivered by Tenant under Section 1(f)(ii) above and otherwise complying with the terms of this Agreement. If any condition set forth in this Section 1(g) is not satisfied as of the Option Closing Date (or waived in writing by Landlord), then Landlord may, at its option, terminate this Agreement, and the Purchase Option shall automatically terminate and be of no further force or effect, but Tenant shall promptly execute and deliver any documents reasonably requested by Landlord to further evidence such termination.

(h) Conditions to Tenant’s Obligations. The obligation of Tenant to consummate the Option Closing shall be subject to the condition precedent of Landlord delivering all of the items required to be delivered by Landlord under Section 1(f)(i) above and otherwise complying with the terms of this Agreement. If any condition set forth in this Section 1(h) is not satisfied as of the Option Closing Date (or waived in writing by Tenant), then Tenant may, at its option and as its sole and exclusive remedy, pursue the remedy of specific performance.

(i) Title Insurance. Tenant may, at its sole cost and expense, pursue a title insurance policy for the conveyance of the Property pursuant to this Agreement, but such title insurance policy shall not be a condition or requirement for the Option Closing and shall in no event delay the Option Closing Date.

(j) As-is. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THOSE MATTERS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER LANDLORD, NOR ANY AGENT OR REPRESENTATIVE OF LANDLORD HAS MADE, AND LANDLORD IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, TITLE TO THE PROPERTY, THE PHYSICAL CONDITION THEREOF, THE FITNESS AND QUALITY THEREOF, THE VALUE AND PROFITABILITY THEREOF, OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT THERETO. TENANT ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT, AS OF THE OPTION CLOSING DATE, IT WILL HAVE HAD SUCH ACCESS TO THE PROPERTY AND SUCH OTHER MATTERS AND TO INFORMATION AND DATA RELATING TO ALL OF SAME AS TENANT HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND, WITHOUT LIMITING THE FOREGOING, THAT TENANT AND ITS AGENTS AND REPRESENTATIVES WILL HAVE INDEPENDENTLY INSPECTED, EXAMINED, INVESTIGATED, ANALYZED AND APPRAISED ALL OF SAME. WITHOUT LIMITING THE FOREGOING, TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER LANDLORD NOR ANY SHAREHOLDER, MEMBER, DIRECTOR, OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF LANDLORD IS LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY (AND TENANT HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN OR SUPPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, AND ANY OTHER INFORMATION RESPECTING SAME FURNISHED BY OR OBTAINED FROM LANDLORD OR ANY AGENT OR REPRESENTATIVE OF LANDLORD. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, TENANT IS PURCHASING THE PROPERTY IN ITS “AS IS”, “WHERE IS”, “WITH ALL FAULTS” CONDITION.

2. Broker’s Commission. Each party hereto represents and warrants to the other that it has not engaged the services of or had contacts with any licensed real estate broker or finder in connection with the Purchase Option in a manner sufficient to provide any such real estate broker or finder with a basis for claiming to be the procuring cause of the transactions contemplated by this Agreement, and each party shall indemnify, defend and hold the other harmless of and from any obligation to pay a commission or finder’s fee to any such broker or finder based upon contacts between any such person and the indemnifying party, together with any other costs or expenses, including reasonable attorneys’ fees, incurred by the indemnified party in connection with such claim. This Section 2 shall survive the Option Closing and delivery of the Deed hereunder, or any earlier termination of this Agreement.

3. Personal to Original Tenant; Successors and Assigns. Notwithstanding anything set forth in this Agreement to the contrary, the Purchase Option shall be personal to the originally- named Tenant herein and may only be exercised by the originally-named Tenant herein, and may not be exercised by any other assignee, sublessee, licensee or other transferee under a Transfer (as defined in the Ground Lease) of the originally-named Tenant’s interest in this Ground Lease. Tenant shall not assign or otherwise Transfer this Agreement without the prior written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Subject to the foregoing, the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

4. LLC Transfer Structure. Landlord shall, at Tenant’s request given at the time of the Exercise Notice, cause title to the Property to be conveyed to a to-be-formed single-member Ohio limited liability company, with Landlord being the only member of such company (the “Sale Company”). If so requested, at Closing, Landlord shall transfer to Tenant (i) all of such Landlord’s right, title and interest in and to the membership units of the Sale Company free and clear of all liens, claims and encumbrances pursuant to an Assignment of Membership Interest agreement, and (ii) furnish to Tenant a copy of the articles of organization of the Sale Company and execute and deliver to Tenant the operating agreement reflecting Landlord’s ownership of the Sale Company prior to assignment of the membership units to Tenant. The content, preparation, and filing of all documents related to the organization and formation of the Sale Company shall be in and form and manner mutually agreeable to both Landlord and Tenant.

5. Failure to Close. In the event that Tenant delivers an Exercise Notice, but thereafter fails to consummate the Option Closing in accordance with the terms and conditions of this Agreement, then Tenant shall, within ten (10) days of such failure, reimburse Landlord for Landlord’s actual, out-of-pocket costs incurred in preparing for the Option Closing.

6. Notices. All notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given on the date: (i) delivered in person; (ii) deposited in the United States mail, registered or certified, return receipt requested; (iii) delivery via electronic mail to the addresses set forth below; or (iv) deposited with a nationally recognized overnight courier, to the addresses set forth below:

If to Landlord:

HFAKOH001 LLC

c/o Oak Street Real Estate Capital, LLC

30 N. LaSalle St., Suite 4140

Chicago, IL 60602

Attn: Asset Management

Email: oakstreetAM@blueowl.com

With a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn: David A. Rosenberg, P.C. and David P. Stanek

Email: david.rosenberg@kirkland.com and

david.stanek@kirkland.com

If to Tenant:

HOF Village Waterpark, LLC

2014 Champions Gateway

Canton, OH 44708

Attn: General Counsel

Email: Tara.charnes@hofvillage.com

With a copy to:

Walter Haverfield LLP

1301 East Ninth Street

Suite 3500

Cleveland, Ohio 44114-1821

Attn: Nick Catanzarite

Email: ncatanzarite@walterhav.com

Such notices shall be deemed effective upon receipt. Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 6. Anything to the contrary notwithstanding, if notice cannot be delivered because of a changed address of which no notice was given as provided, above, or because of rejection or refusal to accept any notice, then receipt of such notice shall be deemed to be as of the date of inability to deliver or rejection or refusal to accept. Any notice to be given by any party may be given by the counsel for such party.

7. Time of Essence. Time is of the essence with respect to the provisions of this Agreement. In the event that any deadline set forth in this Agreement occurs on a day which is a Saturday, Sunday or legal holiday in the State of Ohio, then such deadline shall be extended to the next day which is not a Saturday, Sunday or legal holiday in the State of Ohio.

8. No Recording; Confidential. Neither party hereto shall record this Agreement or any memorandum or memorialization hereof with any governmental entity, and shall otherwise keep this Agreement and the terms hereof strictly confidential; provided, however, that each party hereto may disclose the terms of this Agreement to (i) its employees, consultants, agents, existing and prospective investors, existing and prospective lenders, accountants, attorneys, and other advisors on a “need to know” basis, provided that the disclosing party shall advise such recipients to keep the disclosed information strictly confidential and use commercially reasonable efforts to cause such recipients to keep such information strictly confidential, (ii) as may be required by applicable law, and (iii) in connection with any legal proceedings where the terms of this Agreement are required to be disclosed, but only to the extent required, by court order or lawful subpoena or pursuant to applicable law, regulation, or self-regulatory organization rules. The provisions of this Section 8 shall survive the Option Closing and delivery of the Deed, or any earlier termination of this Agreement.

9. Prevailing Parties. In any action between Landlord and Tenant as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.

10. Waiver of Trial by Jury. THE RESPECTIVE PARTIES HERETO SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR FOR THE ENFORCEMENT OF ANY REMEDY GRANTED IN THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY LANDLORD AND TENANT, EACH OF WHOM HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LANDLORD AND TENANT EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

11. Entire Agreement; Modifications. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any Purpose. This Agreement may not be amended or modified, nor may any obligation hereunder be waived, orally, and no amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes.

13. No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Landlord and Tenant.

14. Exculpation. Notwithstanding anything to the contrary in this Agreement, no present or future direct or indirect principal, trustee, officer, director, shareholder, employee, agent, manager, member or partner of Landlord or Tenant or their respective affiliates shall have any personal liability, directly or indirectly, with respect to any of the obligations contained in this Agreement, and each party hereto, on its own behalf and on behalf of its successors and assigns and any other party claiming through such party, hereby waives any such personal liability against such parties. The provisions of this Section 14 shall survive the Closing and delivery of the Deed, or any earlier termination of this Agreement.

15. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TENANT:

HOF VILLAGE WATERPARK, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

LANDLORD:

HFAKOH00l LLC,
a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Officer

EXHIBIT A

Legal Description

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1469 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument Number 202203250013418, containing 4.9282 acres, more or less.

APN: 10014331

EXHIBIT B

Deed

LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS: That HFAKOH001, LLC, a Delaware limited liability company, whose mailing address is 30 North LaSalle Street, Suite 4140, Chicago, IL 60602, Attn: Asset Management (“Grantor”), for valuable consideration paid, grants, with limited warranty covenants, to [                ], a Delaware limited liability company (“Grantee”), whose tax- mailing address is [                  ], certain real property located in the County of Stark, and State of Ohio, being more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), together with all rights and appurtenances pertaining thereto, including any and all rights of Grantor in and to all oil, gas and other minerals, air and development rights, roads, alleys, easements, streets and ways adjacent to the Property, rights of ingress and egress thereto, any strips and gores within or bounding the Property and in profits or rights or appurtenances pertaining to the Property, and together with the buildings and all other improvements, structures and fixtures placed, constructed or installed on the Property.

The Property is conveyed subject to, and there are hereby excepted from the limited warranty covenants of Grantor, all matters of record.

Prior Instrument Reference: File No. [                 ] of the Stark County, Ohio Records.

[Signature and Acknowledgment Page Follows]

EXECUTED as of this        day of                       , 20     .

HFAKOH001, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of                          , 20     by                                 , the                                       of HFAKOH001, LLC, a Delaware limited liability company, on behalf of the company.

Notary Public

My Commission Expires:	Print Name of Notary

This Instrument Prepared by:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attn: David A. Rosenberg, P.C.

Exhibit A

Legal Description

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1469 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument Number 202203250013418, containing 4.9282 acres, more or less.

APN: 10014331

EXHIBIT C

Termination of Lease and Memorandum of Lease

THIS INSTRUMENT PREPARED BY,

AND RECORD AND RETURN TO:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

ATTN: David A. Rosenberg, P.C.

TERMINATION OF LEASE AND MEMORANDUM OF LEASE

Grantor:	HFAKOH001 LLC, a Delaware limited liability company (Landlord)

Grantee:	HOF Village Waterpark, LLC (Tenant)

Legal Description:	See legal description on Exhibit A

Assessor’s Tax Parcel No.	10014331

THIS TERMINATION OF LEASE AND MEMORANDUM OF LEASE (this “Memorandum”) is made as of this           day of        , 20     , by and between HFAKOH001 LLC, a Delaware limited liability company (“Landlord”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”).

WHEREAS, Landlord is the owner of that certain real property described in Exhibit A attached hereto and made a part hereof (the “Property”).

WHEREAS, Tenant leases the Property from Landlord pursuant to that certain Lease Agreement dated as of November 7, 2022 (as amended, supplemented or otherwise modified from time to time, the “Lease”), a memorandum of which was recorded on [ ] as Instrument No. [ ] with the Recorder’s Office of Stark County, Ohio (as amended, supplemented or otherwise modified from time to time, the “Memorandum of Lease”).

WHEREAS, Landlord and Tenant desire to terminate the Lease on the terms and conditions in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Termination of Lease. Landlord and Tenant unconditionally and irrevocably (except as set forth herein) agree that, as of the Effective Date:

(a) the Lease and the Memorandum of Lease shall terminate and be of no further force or effect; and

(b) each of Landlord and Tenant will have no further obligations, duties or liabilities under the Lease, except such obligations that expressly survive the termination of the Lease.

2. Entire Agreement. This Agreement contains all of the agreements of the parties hereto with respect to the subject matter hereof and no prior agreement, understanding, or representation pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended except by an express agreement in writing signed by the parties hereto.

3. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

4. Successor and Assigns. This Agreement will be binding upon Landlord, Tenant and their successors and assigns.

5. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflicts of laws principles thereof.

6. Electronic Signatures. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Termination of Lease and Memorandum of Lease as of the day and year first above written.

LANDLORD:

HFAKOH001 LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF _____________	)
COUNTY OF ___________	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that , whose name as of HFAKOH001 LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such [officer] and with full authority, executed the same voluntarily for and as the act of said limited liability company, acting in its capacity as of said limited liability company as aforesaid.

Given under my hand and official seal, this           day of                    , 20    .

Notary Public

AFFIX SEAL

My commission expires:

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease Agreement as of the day and year first above written.

TENANT:

HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF _____________	)
COUNTY OF ___________	)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that , whose name as of HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such and with full authority, executed the same voluntarily for and as the act of said limited liability company, acting in its capacity as of said limited liability company as aforesaid.

Given under my hand and official seal, this           day of                    , 20    .

Notary Public

AFFIX SEAL

My commission expires:

EXHIBIT A

Legal Description of Premises

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1469 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument Number 202203250013418, containing 4.9282 acres, more or less.

APN: 10014331

EXHIBIT D

Assignment of Intangible Property

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”) is made as of                             , 20     (the “Effective Date”) by and between HFAKOH001 LLC, a Delaware limited liability company (“Assignor”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, pursuant to that certain Purchase Option Agreement dated as of November 7, 2022 (the “Purchase Agreement”) by and between Assignor, as seller, and Assignee, as buyer, Assignor granted Assignee an option to purchase the Property (as hereinafter defined) upon the terms and conditions set forth therein;

WHEREAS, Assignee has elected to exercise such option, and accordingly Assignor shall convey to Assignee, and Assignee has agreed to accept from Assignor, all of Assignor’s right, title and interest in and to the real property, and (i) all structures and improvements owned by Seller and located on such land, (ii) any and all right, title and interest of Seller in and to all privileges, rights, options, easements, hereditaments, entitlements and appurtenances thereto belonging, and (iii) any and all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after any vacation thereof), owned by Assignor and commonly known by the address of 2301 George Halas Drive NW, Canton, Ohio 44178 (the “Property”); and

WHEREAS, pursuant to the terms of the Purchase Agreement, Assignor is required to execute and deliver this Assignment in order to facilitate the assignment of all right, title and interest of Seller, to all intangible property and assets relating to the Property, including, without limitation, all licenses, permits, entitlements, bonds, development rights, approvals, authorizations, certificates of occupancy, utility agreements, plans, specifications, site plans, surveys, schematics, indemnities, warranties, and guaranties (individually or collectively, as the context may require, the “Intangible Property”); and

WHEREAS, simultaneously with the execution and delivery of this Assignment, the transactions contemplated by the Purchase Agreement with respect to the Property are being consummated by Assignor and Assignee.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto for themselves, their legal representatives, successors and assigns, hereby agree as follows:

All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Effective as of the Effective Date, Assignor hereby assigns and transfers unto Assignee, its successors and assigns, forever, all of its right, title and interest in, to and under the Intangible Property.

Assignee hereby assumes the obligations of Assignor in respect of such Intangible Property to the extent arising from events occurring from and after the Effective Date.

Assignor shall defend, protect, indemnify, and hold harmless Assignee and its partners, beneficial owners, affiliates, officers, agents, employees, representatives or other constituent entities of Assignee from and against any and all loss, cost, liability, expense, claim, action, damages, and fines (including those arising from the loss of life, personal injury and/or property damage), including reasonable attorneys’ fees, directly or indirectly arising from or out of any failure by Assignor, on or before the Effective Date, to have performed Assignor’s obligations in respect of such Intangible Property.

Except as may be set forth in the Purchase Agreement, this Assignment is made without representation, warranty, guarantee, or other assurance or covenant of any kind by Assignor, and without recourse with respect to Assignor or with respect to any of the partners, beneficial owners, officers, agents, employees, representatives, affiliates, or other constituent entities of Assignor.

[SIGNATURE PAGE FOLLOWS]

ASSIGNOR:

HFAKOH001 LLC,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

HOF VILLAGE WATERPARK, LLC,
a Delaware limited liability company

By:
Name:
Title: